Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SELECTED PRELIMINARY FOURTH QUARTER AND FULL YEAR 2007 FINANCIAL INFORMATION

PRELIMINARY FULL YEAR 2007 HIGHLIGHTS

•	Rental and management segment revenue increased to $1,426 million

•	Rental and management segment gross margin increased to $1,097 million

•	Cash provided by operating activities was $693 million

•	Complete financial results subject to the Company’s analysis of certain non-cash tax-related items

Boston, Massachusetts – February 25, 2008: American Tower Corporation (NYSE: AMT) today reported selected financial information for the fourth quarter and full year ended December 31, 2007. The Company announced that it is in the process of evaluating the impact of certain non-cash tax-related items on its financial statements, including potential adjustments to its deferred tax assets and liabilities. Accordingly, the Company is reporting selected financial information until such time as it can complete its year-end audit and finalize any non-cash tax-related adjustments, as discussed below.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Due to a strong finish in 2007, our tower revenue performance exceeded our expectations. Moreover, the momentum of tower demand entering 2008 enables us to confidently raise our tower revenue outlook for 2008. Our performance and outlook are the result of three key factors: the robust demand for tower space among numerous carriers in all of our served markets, the high quality of our tower assets, and the proven ability of our people to deliver superior customer service and lease processing cycle times.

“The Company’s business and financial strategies, which include extending non-cancelable customer lease contracts, which now total over $8.6 billion, maintaining a prudent level of financial leverage, and diversifying our capital structure with a range of financial instruments and tenors all contribute to the Company’s resiliency in a range of economic and capital market scenarios.”

Preliminary Fourth Quarter 2007 Selected Operating Highlights

The financial information reported herein is preliminary and remains subject to the completion of the Company’s year-end audit. The Company believes that the financial information presented herein will not be affected by the outcome of its analysis of the impact of potential non-cash tax-related adjustments on its financial statements, which is discussed below under the heading “Evaluation of Tax-Related Items.”

American Tower generated the following operating results for the quarter ended December 31, 2007 (unless otherwise indicated, all comparative information is compared against the quarter ended December 31, 2006):

Total revenues increased 12% to $378.1 million and rental and management segment revenues increased 12% to $370.5 million. Rental and Management Segment Gross Margin increased 14% to $284.2 million and network development services segment revenue and Gross Margin increased to $7.6 million and $3.9 million, respectively. Rental and management segment revenues and Gross Margin included $3.5 million and $2.0 million, respectively, of non-recurring positive items which were not included in the Company’s previously disclosed outlook.

Total selling, general, administrative, and development expense was $46.0 million. The Company’s selling, general, administrative and development expense for the quarter includes stock-based compensation expense of $11.1 million and $3.2 million of additional costs related to the review of the Company’s historical stock option granting practices, including a $1.5 million net expense related to the settlement of the class action lawsuit (based on a $14.0 million expense for the anticipated settlement payment, offset by the anticipated receipt of $12.5 million from insurance proceeds).

Cash provided by operating activities was $128.9 million, which includes a reduction of approximately $32.0 million for the payment related to the previously announced settlement of the Verestar bankruptcy proceedings and related litigation. Cash provided by operating activities excludes approximately $14.9 million of net cash receipts related to the towers included in the Company’s previously announced securitization transaction, as cash receipts from these towers are initially classified on the Company’s balance sheet as restricted cash.

Free Cash Flow was $81.5 million, consisting of $128.9 million of cash provided by operating activities, less $47.4 million of payments for purchases of property and equipment and construction activities, including $35.6 million of capital spending on the construction of new towers, the installation of in-building systems and land purchases as well as capital for the redevelopment of existing sites to meet additional tenant demand. During the fourth quarter, the Company completed the construction of 66 towers and the installation of 2 in-building systems and spent approximately $13.4 million on ground lease purchases.

Please refer to Defined Financial Measures on page 4 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin and Free Cash Flow. For additional financial information, please refer to the supplemental schedules of selected financial information on pages 6 through 9.

Evaluation of Tax-Related Items

In December 2002, the Company classified its Verestar subsidiary, which comprised the Company’s former satellite and fiber network access segment, as a discontinued operation. Verestar filed for bankruptcy protection in December 2003, and the Company ceased to consolidate Verestar’s financial results as of the bankruptcy filing date. In the fourth quarter of 2007, the bankruptcy court approved a settlement of the bankruptcy proceedings and related litigation. In connection with the Verestar settlement, the Company undertook an analysis of its historical tax positions, including the records supporting its deferred tax assets and liabilities, to determine the impact, if any, of the settlement on the tax attributes of the Company. Since the Verestar settlement contained certain provisions that affected the Company’s net operating loss carryforwards and deferred tax assets, the review of historical activity was necessary. In connection with this and other tax-related analyses, the Company has discovered potential prior period errors associated with certain non-cash tax-related items. The Company is in the process of completing its analyses, including an evaluation of the materiality of the potential errors and any impact on its prior period financial statements.

As a result, the Company is unable at this time to provide complete financial results for the quarter and full year ended December 31, 2007. The Company believes that the selected preliminary financial information presented herein will not be affected by the potential non-cash tax-related adjustments and that the adjustments will not have a material impact on the Company’s historical revenues, cash flows from operations or pre-tax income from continuing operations.

The Company intends to report its complete financial results and file its Form 10-K for the year ended December 31, 2007 as soon as practicable. At this time, the Company does not expect that its analyses and the related audit work will be completed prior to February 29, 2008. Accordingly, the Company will file with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 with respect to its Form 10-K. While the Company anticipates that it will be able to file its Form 10-K within the 15 day period permitted by Rule 12b-25, due to the complexity of the analyses, and depending on the conclusions reached, the Company believes it may need up to four weeks to prepare and file its Form 10-K.

Stock Repurchase Program

The Company has substantially completed its $1.5 billion stock repurchase program which was announced in February 2007. During the quarter ended December 31, 2007, the Company repurchased a total of 8.9 million shares of its Class A common stock for approximately $385 million. As of February 25, 2008 the Company had repurchased pursuant to its publicly announced stock repurchase programs an aggregate of 57.1 million shares of its Class A common stock for approximately $2.2 billion since November 2005, which includes the repurchase of 4.3 million shares of its Class A common stock for approximately $164 million, subsequent to December 31, 2007.

Full Year 2008 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of February 25, 2008. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2008(1)
Rental and management segment revenue	$1,520	to	$1,540
Rental and management segment Gross Margin (2)	1,170	to	1,198
Network development services segment revenue	30	to	50
Network development services segment Gross Margin (2)	10	to	20
Selling, general, administrative and development expense (3)	180	to	187
Payments for purchase of property and equipment and construction activities (4)	185	to	215

(1)	The Company’s full year 2008 outlook includes (a) an estimated decrease in non-cash straight-line revenues of approximately $25 million from the full year 2007; and (b) the estimated financial impact of approximately 180 towers that were acquired by the Company subsequent to December 31, 2007. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1 “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Form 10-K for the year ended December 31, 2006.)
(2)	See Defined Financial Measures below.
(3)	The Company’s full year 2008 outlook for selling, general, administrative and development expense does not include (a) any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices; and includes (b) $55 million to $58 million of stock-based compensation expense; and (c) $9 million of international business development expense.
(4)	The Company’s full year 2008 outlook for capital expenditures includes costs for the construction of approximately 300 to 400 new sites, including in-building systems, and approximately $40 million to $60 million of ground lease purchases.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its preliminary fourth quarter and full year 2007 financial information and the Company’s outlook for the full year 2008. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chief Executive Officer. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 34080054

A replay of the call will be available from 10:00 a.m. ET February 25, 2008 until 11:59 p.m. ET March 3, 2008. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 34080054

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 22,800 sites in the United States, Mexico and Brazil. For more information about American Tower, please visit www.americantower.com.

Defined Financial Measures

In addition to the financial information prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, rental and management segment overhead, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking” statements concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2008 Outlook, the evaluation of our tax-related adjustments to our financial statements, the potential restatement of our previously issued financial statements, and the timing of the filing of our Form 10-K for the year ended December 31, 2007. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) the outcome of the evaluation of our potential non-cash tax-related errors, including the determination as to whether any restatement of prior period financial statements will be required, and the impact, if any, on our internal control over financial reporting; (2) if we are unable to provide our financial statements to holders of our outstanding indebtedness in accordance with the covenants for such indebtedness and/or we are unable to obtain waivers with respect thereto, our outstanding indebtedness could be subject to acceleration; (3) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (4) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (5) substantial leverage and debt service obligations may adversely affect us; (6) restrictive covenants in the loan agreement for our revolving credit facility, the indentures governing our debt securities, and the loan agreement related to our Securitization could adversely affect our business by limiting flexibility; (7) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to realize our net operating losses; (8) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of it tenants; (9) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (10) a substantial portion of our revenue is derived from a small number of customers; (11) we anticipate that we will need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (12) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (13) we could have liability under environmental laws; (14) our business is subject to governmental regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (15) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (18) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (19) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (20) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; and (19) pending civil litigation relating to our historical stock option granting practices exposes us to risks and uncertainties. For other important information regarding these risk factors, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2007 under the caption “Risk Factors”. Forward-looking statements represent the Company’s current expectations and are inherently uncertain. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

SELECTED PRELIMINARY UNAUDITED FINANCIAL INFORMATION (In thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion:	December 31, 2007
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Unsecured Revolving Credit Facility	825,000
7.000% Senior Notes due 2017	500,000
7.500% Senior Notes due 2012	225,000
7.125% Senior Notes due 2012	502,202
5.000% Convertible Notes due 2010	59,683
3.250% Convertible Notes due 2010	18,333
3.000% Convertible Notes due 2012	344,568
7.250% Senior Subordinated Notes due 2011	288
Other debt, including capital leases	60,210

Total long-term obligations	$4,285,284
Cash and cash equivalents	33,123
Net debt (Total long-term obligations less cash and cash equivalents)	$4,252,161

SELECTED OPERATING INFORMATION:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Rental and management	$370,548	$331,237	$1,425,975	$1,294,068
Network development services	7,564	6,409	30,619	23,317

Total operating revenues	378,112	337,646	1,456,594	1,317,385

Operating expenses:
Costs of operations (exclusive of items shown separately below)
Rental and management	89,843	84,976	343,450	332,246
Network development services	3,677	3,650	16,172	11,291
Depreciation, amortization and accretion	129,613	130,622	522,928	528,051
Selling, general, administrative and development expense	45,998	44,017	185,734	159,324
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	7,766	968	9,198	2,572

Total operating expenses	276,897	264,233	1,077,482	1,033,484

Operating income	$101,215	$73,413	$379,112	$283,901

	Three Months Ended December 31,		Twelve Months Ended December 31,
Selling, general, administrative and development expense breakout:	2007	2006	2007	2006
Rental and management segment overhead	$17,073	$15,513	$65,920	$61,113
Services segment overhead	1,052	2,000	3,726	4,975
Corporate expenses (1)	14,900	15,738	56,246	50,935
International business development expenses	1,850	805	5,239	2,799
Stock-based compensation expense	11,123	9,961	54,603	39,502

Total	$45,998	$44,017	$185,734	$159,324

(1)	Includes $3,216 and $6,624 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended December 31, 2007 and December 31, 2006, respectively. Includes $13,815 and $16,153 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the twelve months ended December 31, 2007 and December 31, 2006, respectively.

SELECTED PRELIMINARY UNAUDITED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

Interest expense detail:	Three Months Ended December 31,
	2007	2006
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$25,853
Secured OpCo Credit Facilities		$25,675
7.250% Senior Subordinated Notes due 2011	5	6,026
Unsecured Revolving Credit Facility	10,925
7.500% Senior Notes due 2012	4,219	4,219
7.125% Senior Notes due 2012	8,577	7,719
7.000% Senior Notes due 2017	8,750
5.000% Convertible Notes due 2010	746	3,152
3.250% Convertible Notes due 2010	60	876
3.000% Convertible Notes due 2012	2,610	2,609
Other debt, including capital leases	2,502	2,972

Total	$64,247	$53,248

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31,		Twelve Months Ended December 31,
Payments for purchase of property and equipment and construction activities:	2007	2006	2007	2006
Discretionary – new tower build and in-building installation	$10,707	$9,227	$30,743	$44,898
Discretionary – ground lease purchases	13,442	5,433	44,398	12,336
Redevelopment	11,421	9,962	35,639	31,268
Capital improvements	8,863	10,717	30,904	33,596
Corporate	2,982	1,097	12,697	5,000

Total	$47,415	$36,436	$154,381	$127,098

Other selected cash flow detail:
Cash provided by operating activities	$128,878	$145,569	$692,679	$620,738
Payments for acquisitions	23,268	4,234	43,962	14,337
Purchases of Class A common stock	390,119	17,397	1,642,821	306,856
Cash paid for income taxes	15,271	6,886	35,313	26,474
Cash paid for interest	65,393	65,368	236,389	202,730

OTHER SELECTED FINANCIAL INFORMATION:

Class A Common Stock - Shares outstanding rollforward (In millions of shares):
Total shares outstanding, as of September 30, 2007	406.1
Shares repurchased (1)	(8.9)
Shares issued – convertible note and warrant exercises	1.4
Shares issued – employee stock option exercises	0.9

Total shares outstanding, as of December 31, 2007	399.5

(1)	Subsequent to December 31, 2007, the Company repurchased an additional 4.3 million shares of its Class A common stock.

SELECTED PRELIMINARY UNAUDITED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

Aggregate potential dilutive shares from other securities (In millions of shares):
Convertible notes (1)	19.5
Stock options with an average exercise price of $17.67 per share (2)	6.0
Warrants (3)	2.5

Potential dilution, as of December 31, 2007	28.0

(1)	Includes 1.2 million shares related to the Company’s 5.0% Convertible Notes due 2010 which are convertible at $51.50 per share, 16.8 million shares related to the Company’s 3.0% Convertible Notes due 2012 which are convertible at $20.50 per share and 1.5 million shares related to the Company’s 3.25% Convertible Notes due 2010 which are convertible at $12.22 per share.
(2)	Reflects vested and exercisable options outstanding and excludes 11.4 million of unvested options outstanding as of December 31, 2007.
(3)	Includes 0.5 million shares related to warrants with an exercise price of $0.01 and 2.0 million shares related to warrants with an effective exercise price of $4.48 per share.

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended December 31, 2007	Wireless	Broadcast	In-building	Total
Beginning balance, October 1, 2007	22,001	407	150	22,558
New construction	66		2	68
Acquisitions	182			182
Reductions	(1)			(1)

Ending balance, December 31, 2007	22,248	407	152	22,807

PRELIMINARY UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES (In thousands)

The calculation of Gross Margin is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Rental and management segment revenue	$370,548	$331,237	$1,425,975	$1,294,068
Rental and management segment expense	(89,843)	(84,976)	(343,450)	(332,246)
Interest income, TV Azteca, net	3,541	3,542	14,207	14,208

Rental and Management Segment Gross Margin	$284,246	$249,803	$1,096,732	$976,030

Network development services segment revenue	$7,564	$6,409	$30,619	$23,317
Network development services segment expense	(3,677)	(3,650)	(16,172)	(11,291)

Network Development Services Segment Gross Margin	$3,887	$2,759	$14,447	$12,026

Total Gross Margin	$288,133	$252,562	$1,111,179	$988,056

PRELIMINARY UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES, CONTINUED (In thousands)

The calculation of Free Cash Flow is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cash provided by operating activities (1) (2)	$128,878	$145,569	$692,679	$620,738
Payments for purchase of property and equipment and construction activities	(47,415)	(36,436)	(154,381)	(127,098)

Free Cash Flow	$81,463	$109,133	$538,298	$493,640

(1)	Cash provided by operating activities for the three months ended December 31, 2007 includes (a) a reduction of $32 million for the payment related to the settlement of the Verestar bankruptcy proceedings and related litigation; and excludes (b) approximately $15 million of net cash receipts related to towers included in the Company’s securitization transaction, which are classified as restricted cash until all necessary payments and reserves are satisfied and the balance is disbursed to the Company on a monthly basis.
(2)	Cash provided by operating activities for the twelve months ended December 31, 2007 includes (a) the receipt of approximately $80 million in proceeds by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses; (b) a reduction of $32 million for the payment related to the settlement of the Verestar bankruptcy proceedings and related litigation; and excludes (c) approximately $50 million of net cash receipts related to towers included in the Company’s securitization transaction, which are classified as restricted cash until all necessary payments and reserves are satisfied and the balance is disbursed to the Company on a monthly basis.

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